EX-28(p)(20)

Effective January 14, 2020

MILLIMAN FINANCIAL RISK MANAGEMENT LLC

CODE OF ETHICS

I.	Standard of Business Conduct

Milliman Financial Risk Management LLC (the “Firm”) recognizes its fiduciary duty to its investment advisory clients and has adopted this Code of Ethics (the “Code”) in order to outline certain prohibited conduct by investment advisory employees of the Firm, including under the federal laws, rules and regulations that govern the United States securities industry as cited herein. The Code contains provisions that are reasonably necessary to prevent such employees from engaging in prohibited conduct.

In addition to these specific prohibitions and reporting requirements, it is expected that each Firm employee will abide by Milliman, Inc.’s Code:

Milliman Code

1.	Be honest in both your business and personal life.

2.	Perform only those assignments for which you are, or can become, qualified.

3.	Provide independent advice and avoid conflicts of interest.

4.	Make every reasonable attempt to provide correct, complete and useful information, and to communicate it so that it can be understood and used appropriately.

5.

Make every reasonable attempt to be familiar with and follow any law, administrative ruling, or continuing education requirement applicable to your assignment as well as the standards of practice, the guidelines and rules of your professional organization, such as the American Academy of Actuaries.

6.	Keep confidential anything so required by your client relationship, subject to any overriding requirements of the law.

7.	Strive to be cost effective in serving your client.

8.	Document all assignments in a manner that would allow another professional to follow your work.

9.	Conduct your business and personal affairs so that neither the Firm nor any individual in the Firm unknowingly assumes an unusual risk.

10.	Act to uphold the Firm’s reputation and strive for good relationships with other professionals.

11.	Understand and follow the Firm’s policies and procedures.

II.	Definitions

Access Person: a Supervised Person who has access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients, or who

Effective January 14, 2020

has access to such recommendations that are nonpublic. Any Firm employee with approved professional standing or signature authority for the firm will be assumed to be an access person unless exempted by the Chief Compliance Officer.

Supervised Person: any employee of the Firm.

Covered Security: a security as defined in section 2(a)(36) of the Investment Company Act of 1940, except that it does not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and/or shares issued by open-end Funds.

Firm-Advised Funds: shares of an open-end Fund that is advised by the Firm, either as the primary adviser or as a sub-adviser.

Fund: an investment company registered under the Investment Company Act of 1940.

Initial Public Offering (“IPO”): an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited Offering: an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

III.	Adoption and Approval

This Code is effective as of February 1, 2005, as most recently revised/effective January 14, 2020.

The Code is approved by the Chief Compliance Officer and adopted by the Investment Oversight Committee of the Firm. Material revisions to this Code will be approved by the Chief Compliance Officer and adopted by the Investment Committee of the Firm. Upon material revision, a copy will be sent to all Supervised Persons.

IV.	Administration of the Code

The Firm will use reasonable diligence to prevent violations of this Code.

Reporting: No less frequently than annually, the Firm will provide a report to all Fund clients. Such report shall include a description of any issues that arise under this Code; including any material violations and sanctions imposed. Additionally, the report will include a certification that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Training: the Firm will provide this Code to all new Firm employees upon hire and will promptly provide material revisions of this Code to all employees. The Firm will provide additional training to employees as it deems necessary. Any questions relating to the Code should be directed to the Chief Compliance Officer.

Annual Certification: No less frequently than annually, each Supervised Person will certify in writing or electronically that they have received, read and understand the Code.

Effective January 14, 2020

It is the Firm’s expectation that personal trading will be kept to a minimum during work hours.

V.	Unlawful Actions

a.	It shall be prohibited for any employee of the Firm to:

•	Employ any device, scheme or artifice to defraud any client.

•

Make any untrue statement of material fact to a client or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made not misleading.

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client.

•	Engage in any manipulative practice with respect to a client.

b.

Insider Trading: All officers, directors, and employees of the Firm are prohibited from trading either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of Milliman, Inc.’s Policy on Insider Trading and/or Section 204A of the Investment Advisers Act of 1940. Any questions regarding the Policy on Insider Trading should be directed to the Chief Compliance Officer.

VI.	Reporting by Access Persons

a.

Notification of Reporting Requirement: The Firm will identify and maintain a list of all employees who are or become Access Persons. The Firm will notify all Access Persons of their obligations under this Code.

b.

Application: These reporting requirements apply to all Access Persons and cover any account or holding over which the Access Person has any direct or indirect beneficial ownership. These requirements also apply to the Access Person’s immediate family member, such as a child, stepchild, spouse, and domestic partner.

c.

Initial Holdings Report: No later than 10 days after the person becomes an Access Person each Access Person shall submit a report containing the following information which shall be current within 45 days:

i.	The date of the report.

ii.	The title, cusip or ticker symbol, number of shares and principal amount of each Covered Security or any of the securities listed in Exhibit A or Firm-Advised Fund.

iii.

The name of any broker, dealer or bank with whom the Access Person and/or immediate family member maintained an account in which any securities were held for the direct or indirect benefit of the Access Person and/or immediate family member as of the date the person become an Access Person.

d.	Quarterly Transactions Report: With respect to any transaction during the quarter in a Covered Security or any of the securities listed in Exhibit A or Firm-Advised Fund in which

Effective January 14, 2020

the Access Person and/or immediate family member had any direct or indirect beneficial ownership the Access Person shall provide the following information no later than 30 days after the end of the calendar quarter:

i.	The date of the report.

ii.

The date of the transaction, the title, cusip or ticker symbol, the interest rate and maturity (if applicable), the number of shares and the principal amount of each Covered Security or any of the securities listed in Exhibit A or Firm-Advised Fund involved.

iii.	The nature of the transaction (i.e., purchase or sale)

iv.	The price of the Covered Security or any of the securities listed in Exhibit A or Firm-Advised Fund at which the transaction was effected.

v.	The name of the broker, dealer or bank through whom the transaction was effected.

e.	Annual Holdings Report: Annually, each Access Person will provide a report with the following information which shall be current within 45 days:

i.	The date of the report.

ii.	The title, number of shares, cusip or ticker symbol, and principal amount of each Covered Security or any of the securities listed in Exhibit A or Firm-Advised Fund.

iii.

The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person become an Access Person.

f.	Reporting Exceptions: From time to time, the Chief Compliance Officer may make exceptions to these reporting requirements as allowable.

VII.	Review of Required Reporting

The Chief Compliance Officer or his/her delegate will review all provided reports and take any action deemed necessary in a timely manner.

An Access Person has 180 days after hire to divest themselves of any economic interest in any company which is related to a limitation on investing. Divestiture plans which exceed 180 days must be approved by the Chief Compliance Officer.

VIII.	Limitations on Investing

a.	Investments in Initial Public Offerings: Employees of the Firm may not directly or indirectly obtain beneficial ownership in an IPO without prior approval of the Chief Compliance Officer.

b.	Investments in Limited Offerings: Employees of the Firm may not directly or indirectly obtain beneficial ownership in a Limited Offering without prior approval of the Chief Compliance Officer.

c.	Investments listed on Exhibit A: Individual members of the groups listed in Exhibit B (which may be amended from time to time) may not purchase or sell any security listed in

Effective January 14, 2020

Exhibit A (which may be amended from time to time) without prior approval of the Chief Compliance Officer or his/her delegate:

i.	The Chief Compliance Officer or his/her delegate may determine that, due to imminent client activity, the purchase or sale may not be executed at the requested time.

ii.

Exceptions to obtaining prior approval may be granted on a case-by-case basis. The Chief Compliance Officer or his/her delegate will review written requests for exceptions and grant approval based on his/her judgement and discretion.

d.

An Access Person is prohibited from investments in companies in the insurance industry or a Health Maintenance Organization. A company is considered to be part of the insurance or health care industry if its revenue exceeds 20% in one of those industries. This prohibition shall not apply if the Access Person’s spouse is employed by such company and the investment is made through an employer-sponsored investment program.

e.	An Access Person is prohibited from investments in shares of Covered Securities of clients of the Access Person’s practice group.

IX.	Violations of the Limitations of Investing

Upon discovery of an investment in any Covered Security or any of the securities that are listed in Exhibit A that is subject to a limitation on investing, the Chief Compliance Officer or his/her delegate will perform or cause to be performed an investigation. Any such investment may be deemed a material or immaterial violation of this Code.

Action may be taken at the conclusion of the investigation based on the determinations made. Such action may include censure, fines, prohibitions from trading, and/or reporting to the Board of Directors. Based on extreme situations, action may include termination of employment.

X.	Reporting of Violations

Access and Supervised Persons are required to report any violations of this Code promptly to the Chief Compliance Officer.

XI.	Record Keeping

The Firm will maintain the following records at its principal place of business:

a.	A copy of the Code that is currently in effect for the Firm and all revisions to the Code made within the last five (5) years.

b.	A record of any violations of the Code and any action taken as a result of the violations will be maintained for five (5) years following the end of the fiscal year in which the violation occurred.

c.	A copy of all holdings and transactions reports will be maintained for five (5) years following the end of the fiscal year in which the report was created.

d.	A list of all Access Persons of the Firm within the last five (5) years.

e.	Exhibit A.

f.	Exhibit B.

Effective January 14, 2020

g.	A list of all approvals to purchase an IPO or a Limited Offering. Such list will be maintained for five (5) years following the end of the fiscal year in which approval was granted.

h.

A list of all approvals to purchase securities listed in Exhibit A by individual members of the groups listed in Exhibit B. Such list will be maintained for five (5) years following the end of the fiscal year in which approval was granted.

Exhibit A

(as of November 20, 2019):

The constituent securities of the following indices:

Index Name
S&P 500
S&P 400
S&P 600
S&P EPAC Ex-Korea LargeMidCap
S&P Emerging Plus LargeMidCap

The following funds:

Fund Name	Ticker
DeltaShares S&P 400 Managed Risk ETF	DMRM
DeltaShares S&P 500 Managed Risk ETF	DMRL
DeltaShares S&P 600 Managed Risk ETF	DMRS
DeltaShares S&P Intl Managed Risk ETF	DMRI
DeltaShares® S&P EM 100 & Mgd Rsk ETF	DMRE
First Trust BICK ETF	BICK
First Trust Chindia ETF	FNI
FlexShares iBoxx 3Yr Target Dur TIPS ETF	TDTT
FlexShares Mstar Glbl Upstrm Nat Res ETF	GUNR
Invesco MSCI Global Timber ETF	CUT
Invesco Senior Loan ETF	BKLN
Invesco QQQ Trust	QQQ
iShares 1-3 Year Treasury Bond ETF	SHY
iShares 3-7 Year Treasury Bond ETF	IEI
iShares 7-10 Year Treasury Bond ETF	IEF
iShares Core MSCI EAFE ETF	IEFA
iShares Core MSCI Emerging Markets ETF	IEMG
iShares Core MSCI Total Intl Stk ETF	IXUS
iShares Core S&P 500 ETF	IVV
iShares Core S&P Mid-Cap ETF	IJH
iShares Core S&P Small-Cap ETF	IJR
iShares Core S&P Total US Stock Mkt ETF	ITOT
iShares Core US Aggregate Bond ETF	AGG
iShares Floating Rate Bond ETF	FLOT
iShares iBoxx $ High Yield Corp Bd ETF	HYG
iShares iBoxx $ Invmt Grade Corp Bd ETF	LQD
iShares JP Morgan USD Em Mkts Bd ETF	EMB
iShares MSCI All Country Asia ex Jpn ETF	AAXJ
iShares MSCI Brazil Capped ETF	EWZ
iShares Preferred&Income Securities ETF	PFF

iShares Russell Mid-Cap Growth ETF	IWP
iShares S&P 500 Growth ETF	IVW
iShares S&P 500 Value ETF	IVE
iShares Short Treasury Bond ETF	SHV
iShares TIPS Bond ETF	TIP
PIMCO 0-5 Year High Yield Corp Bd ETF	HYS
PIMCO 1-5 Year US TIPS ETF	STPZ
PIMCO Enhanced Short Maturity Active ETF	MINT
Schwab Emerging Markets Equity ETF™	SCHE
Schwab International Equity ETF™	SCHF
Schwab US Aggregate Bond ETF™	SCHZ
Schwab US Broad Market ETF™	SCHB
Schwab US Large-Cap ETF™	SCHX
Schwab US Mid-Cap ETF™	SCHM
Schwab US Small-Cap ETF™	SCHA
SPDR® Blmbg Barclays 1-3 Mth T-Bill ETF	BIL
SPDR® Blmbg Barclays Inv Grd Flt Rt ETF	FLRN
SPDR® Dow Jones International RelEst ETF	RWX
SPDR® Dow Jones REIT ETF	RWR
SPDR® FTSE Intl Govt Infl-Protd Bd ETF	WIP
SPDR® Portfolio S&P 500 Growth ETF	SPYG
SPDR® Portfolio S&P 500 Value ETF	SPYV
SPDR® Portfolio Short Term Corp Bd ETF	SPSB
SPDR® S&P 500 ETF Trust	SPY
SPDR® S&P China ETF	GXC
SPDR® S&P Global Natural Resources ETF	GNR
VanEck Vectors JP Morgan EM LC Bd ETF	EMLC
Vanguard Energy ETF	VDE
Vanguard Extended Market ETF	VXF
Vanguard FTSE All-Wld ex-US ETF	VEU
Vanguard FTSE All-Wld ex-US SmCp ETF	VSS
Vanguard FTSE Developed Markets ETF	VEA
Vanguard FTSE Emerging Markets ETF	VWO
Vanguard FTSE Europe ETF	VGK
Vanguard FTSE Pacific ETF	VPL
Vanguard Global ex-US Real Est ETF	VNQI
Vanguard Interm-Term Bond ETF	BIV
Vanguard Intmdt-Term Trs ETF	VGIT
Vanguard Large-Cap ETF	VV
Vanguard Long-Term Bond ETF	BLV
Vanguard Materials ETF	VAW
Vanguard Mega Cap ETF	MGC
Vanguard Mid-Cap ETF	VO
Vanguard Mortgage-Backed Secs ETF	VMBS
Vanguard Real Estate ETF	VNQ
Vanguard S&P 500 ETF	VOO

Vanguard Short-Term Bond ETF	BSV
Vanguard Short-Term Infl-Prot Secs ETF	VTIP
Vanguard Short-Term Treasury ETF	VGSH
Vanguard Small-Cap ETF	VB
Vanguard Total Bond Market ETF	BND
Vanguard Total International Bond ETF	BNDX
Vanguard Total International Stock ETF	VXUS
Vanguard Total Stock Market ETF	VTI
WisdomTree Emerging Markets Lcl Dbt ETF	ELD
WisdomTree Emerging Markets SmCp Div ETF	DGS
WisdomTree India Earnings ETF	EPI
Xtrackers USD High Yield Corp Bd ETF	HYLB

Exhibit B

(as of November 20, 2019):

Portfolio Management Group

Capital Markets Group

Trading Technology Group